UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2017 (June 8, 2017)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2017, H. Raymond Bingham submitted a letter to the Board of Directors (the “Board”) of Cypress Semiconductor Corporation (the “Company”) resigning as Executive Chairman of the Company and as a member of the Board, effective immediately, and notifying the Board that he was declining to stand for re-election at the Company’s 2017 Annual Meeting of Stockholders.  Mr. Bingham’s resignation was not due to any disagreement with the Company.  A copy of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Bingham’s resignation, the Company and Mr. Bingham entered into a mutual release agreement on June 11, 2017 (the “Release”).  Pursuant to the terms of the Release, each of the Company and Mr. Bingham agreed to release the other party from all liability relating in any way to claims (i) asserted in or that could have been asserted in certain litigation by T.J. Rodgers, the Company’s former President and Chief Executive Officer, against the Company, and (ii) arising from the other party’s actions, which were known to the other party as of the time of the execution of the Release.  The foregoing summary of the Release is qualified in its entirety by the full text of the Release, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  There was no acceleration of Mr. Bingham’s existing equity awards or compensation or other arrangements entered into with Mr. Bingham in connection with his resignation other than the Release.

Item 8.01.  Other Events.

The Company’s 2017 Annual Meeting of Stockholders was convened on June 8, 2017 and was adjourned to June 20, 2017.  The adjourned Annual Meeting will take place at 10:00 a.m. Pacific Daylight Time at the Company’s principal executive offices located at 198 Champion Court, San Jose, California 95134. The record date for the meeting will remain April 18, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Release, dated June 11, 2017.

99.1	Letter, dated June 11, 2017.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; our financial and operational performance; the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this Current Report on Form 8-K. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Release, dated June 11, 2017.

99.1	Letter, dated June 11, 2017.